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                                                                  EXHIBIT 23.4

THE BOARD OF DIRECTORS
BOLLE AMERICA, INC.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG PEAT MARWICK LLP
                                          KPMG PEAT MARWICK LLP

January 9, 1998
Denver, Colorado